UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 1900 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2013, Midstates Petroleum Company LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates Petroleum Company, Inc. (“Midstates”), entered into a Purchase and Sale Agreement (the “Agreement”) with Panther Energy Company, LLC, Red Willow Mid-Continent, LLC and Linn Energy Holdings, LLC (collectively, the “Sellers”), pursuant to which Midstates Sub agreed to acquire producing properties as well as undeveloped acreage in the Anadarko Basin in Texas and Oklahoma (the “Transaction”). The aggregate purchase price, subject to adjustment as provided in the Agreement, consists of $620 million in cash. In connection with the Agreement, Midstates has guaranteed Midstates Sub’s obligation to pay a termination fee in the event Midstates Sub materially breaches the Agreement.

The Sellers and Midstates Sub have made customary representations, warranties and covenants in the Agreement. The Sellers have made certain additional customary covenants, including, among others, covenants to conduct its business in the ordinary course between the execution of the Agreement and the closing of the Transaction and not to engage in certain kinds of transactions during that period, subject to certain exceptions.

Consummation of the Transaction is subject to various conditions, including, among others, (1) the accuracy of the representations and warranties of the parties as of the closing date, including the absence of any material adverse effect with respect to the Sellers’ business, (2) the release of certain liens in connection with the repayment of the Sellers’ indebtedness, (3) the execution of certain ancillary documents and (4) other customary closing conditions. The transaction will be effective April 1, 2013 and closing is expected to occur on or about May 31, 2013. The Agreement may be terminated under customary circumstances.

The foregoing summary of the Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been filed as an exhibit to this current report to provide investors and security holders with more complete information regarding its terms. It is not intended to provide any other factual information about Midstates, Midstates Sub or the Sellers. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Midstates, Midstates Sub or the Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Midstates.

In connection with the execution of the Agreement, on April 3, 2013, Midstates and Midstates Sub entered into a commitment letter with Morgan Stanley Senior Funding, Inc., SunTrust Bank and SunTrust Robinson Humphrey, Inc. to, among other things, (1) provide for an unsecured bridge credit facility in the amount of up to $620 million and (2) provide a commitment to amend, amend and restate, or refinance and replace the existing secured revolving credit facility (the “Amended Revolving Credit Facility”) to increase the borrowing base to $425 million and to accommodate, among other things, the issuance, incurrence and/or compliance with the terms of the bridge loans and other debt securities that may be issued or loans that may be incurred in lieu of, or in connection with the replacement of, the bridge loans, including senior unsecured notes. The availability of loans under the bridge credit facility and the effectiveness of the Amended Revolving Credit Facility are subject to the consummation of the Transaction and other customary conditions. The proceeds of the bridge credit facility may be used solely to fund the Transaction, to pay transaction costs and expenses in connection therewith or repay outstanding debt under the existing secured revolving credit facility. If entered into, the bridge credit facility will initially bear interest at LIBOR, subject to a 1.50% floor, plus either 7.50% or 8.00% (based on the indicative rating(s) received in respect of the bridge facility or senior unsecured notes) and thereafter such margin is subject to increases. The bridge credit facility matures on the first anniversary of the closing date of the Transaction and contains customary terms regarding the conversion of the bridge loans into other debt instruments subject to certain caps on yield, the highest of which is set at 11.50%. The obligations under the bridge credit facility would be guaranteed by the same entities that guaranty the existing secured revolving credit facility. If entered into, the Amended Revolving Credit Facility would mature on the fifth anniversary of the entrance into the facility and the aggregate amount available under the credit facility would increase to $425 million, subject to reduction in the event that the amount of assets acquired in connection with the Transaction is less than expected. In addition, it would increase the allowance for the incurrence of certain unsecured indebtedness, without a corresponding reduction in the borrowing base, by $650 million thereby permitting the incurrence of the bridge loans or the issuance of other debt without causing a $0.25 reduction in the borrowing base for every $1 of such debt incurred or issued. The definitive loan documentation for the bridge loan facility will contain representations and warranties, affirmative, negative and financial covenants and events of default similar to those in other similar transactions and will otherwise be similar to the terms set forth in the existing secured revolving credit facility. The definitive loan documentation for the Amended Revolving Credit Facility will contain representations and warranties, affirmative, negative and financial covenants and events of default similar to the terms set forth in the existing secured revolving credit facility and which address the above mentioned accommodations and allowances.

Item 7.01 Regulation FD Disclosure.

On April 4, 2013, Midstates issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information in the press release is being furnished, not filed, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by Midstates under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

The foregoing summary of the Agreement and the Transaction contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected consummation of the Transaction, the financing of the cash consideration and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this current report. Although Midstates believes that all such statements contained in this current report are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Midstates’s control that could affect Midstates’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this current report. Please refer to Midstates’s filings with the SEC for additional discussion of risks and uncertainties that may affect Midstates’s actual future results. Midstates undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated as of April 3, 2013, by and among Midstates Petroleum Company LLC, Panther Energy Company, LLC, Red Willow Mid-Continent, LLC and Linn Energy Holdings, LLC.

99.1	Press Release, dated April 4, 2013.

*                 The registrant agrees to furnish supplementally a copy of any omitted schedule to the Agreement to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: April 4, 2013	By:	/s/ Eric J. Christ
Eric J. Christ Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated as of April 3, 2013, by and among Midstates Petroleum Company LLC, Panther Energy Company, LLC, Red Willow Mid-Continent, LLC and Linn Energy Holdings, LLC.

99.1	Press Release, dated April 4, 2013.

*                 The registrant agrees to furnish supplementally a copy of any omitted schedule to the Agreement to the Commission upon request.